Exhibit 99.1
PowerSecure Reports Fourth Quarter and Full Year 2010 Results
Revenue Backlog Grows to a Record $150 Million
Wake Forest, N.C. — March 10, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) today reported its fourth quarter and full year 2010 results. Due to the recent discontinuance and sale of Company’s non-core Southern Flow business, the operating results of Southern Flow are not included in the Company’s GAAP results from continuing operations. For the fourth quarter of fiscal 2010, the Company’s GAAP revenues were $21.0 million, diluted E.P.S. from continuing operations was ($0.03), and diluted E.P.S. (including Southern Flow’s discontinued operations results) was $0.02. For the full fiscal year 2010, the Company’s GAAP revenues were $97.5 million, diluted E.P.S. from continuing operations was $0.05, and diluted E.P.S. (including Southern Flow’s discontinued operations results) was $0.19. The Company will record a gain on the sale of Southern Flow in its results from discontinued operations during the first quarter of 2011.
The Company reported Non-GAAP Pro-forma financial results for the fourth quarter and full year 2010 that include Southern Flow’s results as they would have been reported if the business was not discontinued and sold (“Non-GAAP Pro-forma results”, see the Non-GAAP Pro-forma financial results, reconciliation, and discussion below). These Non-GAAP Pro-forma results are provided to allow investors to more easily compare fourth quarter and full year 2010 results on a consistent basis with how they were previously reported. For the fourth quarter of fiscal 2010, Non-GAAP Pro-forma revenues were $26.5 million, and for the full fiscal year 2010, Non-GAAP Pro-forma revenues were $116.9 million.
The Company reported that its revenue backlog has grown to a record $150 million as a result of new business awards earned during the last several months. This compares to $138 million of revenue backlog reported with the Company’s third quarter earnings release (issued on November 4, 2010), and includes revenue from the new business announcement made on February 15, 2011.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with the strength of the profitability of our revenues in our fourth quarter, which drove our solid E.P.S. results. Our 42% fourth quarter gross margin as a percentage of revenue was very strong — demonstrating the high value our products and services deliver to our customers. Our fourth quarter revenues were lower than prior year, driven by a greater percentage of our distributed generation bookings in 2010 coming in the form of long-term recurring revenue contracts, as well as softness in the retail sector that impacted our Energy Efficiency business. However, sales productivity is strong, demonstrated by our growing revenue backlog, which reached a record $150 million, with order volume picking up significantly as we entered 2011. The investments we made in 2010 to enhance our capabilities and broaden our product offerings provides us with a strong set of growth catalysts in each of our business areas, and the ability to generate higher levels of profitability in the future as we deliver on our growth goals. As we enter 2011, we are strongly focused on making these investments productive, including maintaining strong financial discipline to deliver our businesses’ full top and bottom-line potential.”

The Company’s full year 2010 revenues of $97.5 million were 14% higher than 2009. This was driven by year-over-year revenue growth in the Company’s Interactive Distributed Generation business of 22% and growth in Utility Infrastructure business of 24%, partially offset by lower revenues in its Energy Efficiency business of 8%. The Company’s revenue growth combined with continued strong gross margin results, which were 36.2% of revenue, to deliver a 13% increase in gross profit, to $35.3 million. Additionally, the Company’s WaterSecure investment contributed pre-tax profit of $3.8 million, which was $1.2 million higher than 2009. These gains were offset by a year-over-year increase in operating expenses of $7.0 million, driven by investments in business expansion and new product and customer development in each of the Company’s Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency growth areas. As a result, diluted E.P.S. from continuing operations for 2010 was $0.05 per share compared to $0.07 per share in 2009. The Company’s discontinued Southern Flow operations contributed $0.14 of E.P.S. in 2010, and $0.09 of E.P.S. in 2009. As a result, diluted E.P.S., including discontinued operations, was $0.19 in 2010 compared to $0.16 in 2009.
The Company’s fourth quarter 2010 revenues of $21.0 million were 19% lower than the fourth quarter of 2009. Year-over-year revenue growth in the Company’s Utility Infrastructure business of 25% was offset by lower revenues from its Interactive Distributed Generation business of 24%, and lower revenues in its Energy Efficiency business of 44%. The lower year-over-year revenues were partially offset by strong gross margin results, as the Company’s fourth quarter gross margin as a percentage of revenue was 42.3%, a 3.3 percentage point increase over the prior year period. Additionally, the Company’s WaterSecure investment contributed pre-tax profit of $0.9 million, which was $0.1 million less than the fourth quarter of 2009. Year-over-year operating expenses increased $1.4 million, driven by investments in business expansion and new product and customer development in each of the Company’s Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency growth areas. As a result, diluted E.P.S. from continuing operations for the fourth quarter of 2010 was ($0.03) per share compared to $0.09 per share in the fourth quarter of 2009. The Company’s discontinued Southern Flow operations contributed $0.05 of E.P.S. in the fourth quarter of 2010, and $0.00 of E.P.S. in the fourth quarter of 2009. As a result, diluted E.P.S., including discontinued operations, was $0.02 in the fourth quarter of 2010 compared to $0.09 in the fourth quarter of 2009.
Fourth quarter 2010 operating expenses were $10.3 million compared to $8.9 million in the fourth quarter of 2009. The year-over-year increase was primarily due to investments to support business growth in the Company’s Interactive Distributed Generation, Energy Efficiency, and Utility Infrastructure businesses, including new product and customer development, engineering, personnel, and equipment. Additionally, the Company realized increases in selling expense due to additional sales personnel and marketing activities, and increases in depreciation from capital expenditures for distributed generation systems deployed and owned under the Company’s growing recurring revenue business.
The Company’s record $150 million revenue backlog represents revenue expected to be recognized after December 31, 2010, for periods including the first quarter of 2011 onward. The Company’s revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:

Revenue Backlog expected to be recognized after December 31, 2010

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$50 Million	1Q11 through 3Q11
Project-based Revenue — Long term	$29 Million	4Q11 through 2013
Recurring Revenue	$71 Million	1Q11 through 2019

Revenue Backlog expected to be recognized after December 31, 2010	$150 Million
Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.
Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its fourth quarter and full year 2010 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-680-0869 (or 617-213-4854 if dialing internationally), and providing pass code 26326539. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on April 7, 2011. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 64488967. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sale of Southern Flow and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Revenue	21,005	25,961	97,514	85,426
Cost of sales	12,122	15,845	62,220	54,231

Gross Profit	8,883	10,116	35,294	31,195

Operating expenses
General and administrative	8,163	7,127	29,339	24,169
Selling, marketing, and service	1,377	1,162	5,154	3,927
Depreciation and amortization	743	583	2,754	2,144

Total operating expenses	10,283	8,872	37,247	30,240

Operating income (loss)	(1,400)	1,244	(1,953)	955

Other income (expense)
Equity income	747	860	3,182	2,167
Management fees	151	138	583	447
Interest income and other income	22	34	99	161
Interest expense	(162)	(144)	(619)	(607)

Income (loss) before income taxes	(642)	2,132	1,292	3,123
Income tax benefit (provision)	(51)	78	(526)	(331)

Net income (loss) from continuing operations	(693)	2,210	766	2,792

Discontinued operations — income from operations (net of tax)	956	(23)	2,543	1,513
Discontinued operations — gain on sale (net of tax)	0	0	0	0

Net income (loss)	263	2,187	3,309	4,305
Net income attributable to noncontrolling interest	168	(598)	153	(1,512)

Net income (loss) attributable to PowerSecure International, Inc.	431	1,589	3,462	2,793

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	(525)	1,612	919	1,280
Income from discontinued operations (net of tax)	956	(23)	2,543	1,513

Net income (loss) attributable to PowerSecure International, Inc.	431	1,589	3,462	2,793

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.03)	0.09	0.05	0.07

Diluted	(0.03)	0.09	0.05	0.07

Discontinued Operations
Basic	0.05	0.00	0.14	0.09

Diluted	0.05	0.00	0.14	0.09

Net Income
Basic	0.02	0.09	0.19	0.16

Diluted	0.02	0.09	0.19	0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,701	17,232	18,133	17,177

Diluted	18,701	17,701	18,603	17,343

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	December 31,	December 31,
ASSETS	2010	2009

CURRENT ASSETS:
Cash and cash equivalents	8,202	20,169
Trade receivables, net of allowance for doubtful accounts	29,290	28,332
Assets of discontinued operations held for sale	12,183	0
Inventories	25,011	21,632
Current deferred income taxes	1,731	1,691
Prepaid expenses and other current assets	933	1,300

Total Current Assets	77,350	73,124

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	24,946	22,252
Furniture and fixtures	280	671
Land, building, and improvements	5,720	4,802

Total property, plant, and equipment at cost	30,946	27,725
Less accumulated depreciation and amortization	5,899	5,413

Property, plant, and equipment, net	25,047	22,312

OTHER ASSETS:
Goodwill	7,970	7,256
Deferred income taxes, net of current portion	1,244	1,022
Restricted annuity contract	2,306	2,220
Intangible rights and capitalized software, net of accum amort	1,942	1,320
Investment in unconsolidated affiliate	4,346	3,974
Other assets	324	249

Total other assets	18,132	16,041

TOTAL ASSETS	120,529	111,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	8,438	4,116
Accrued and other liabilities	10,986	20,379
Liabilities of discontinued operations held for sale	1,411	0
Restructuring charges payable	0	325
Current income taxes payable	251	0
Current unrecognized tax benefit	954	327
Current portion of capital lease obligations	796	756

Total current liabilites	22,836	25,903

LONG-TERM LIABILITIES
Revolving Line of Credit	5,000	0
Capital lease obligations, net of current portion	3,647	4,445
Unrecognized tax benefit	749	1,169
Deferred Compensation	1,053	721

Total long-term liabilites	10,449	6,335

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	187	172
Additional paid-in-capital	114,791	110,911
Accumulated deficit	(29,489)	(32,951)

Total PowerSecure International, Inc. stockholders’ equity	85,489	78,132
Noncontrolling Interest	1,755	1,107

Total stockholders’ equity	87,244	79,239

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	120,529	111,477

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Year Ended
	December 31,	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	3,309	4,305
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income from discontinued operations	(2,543)	(1,513)
Depreciation and amortization	2,754	2,144
Stock compensation expense	2,119	2,171
Distributions to noncontrolling interest shareholder	(877)	(405)
Deferred income taxes	(262)	206
(Gain) loss on disposal of miscellaneous assets	41	27
Equity in income of unconsolidated affiliate	(3,182)	(2,167)
Distributions from unconsolidated affiliate	2,737	2,224
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(4,037)	(3,116)
Inventories	(5,280)	(1,592)
Other current assets and liabilities	468	198
Other noncurrent assets	(62)	89
Accounts payable	3,840	(1,701)
Restructuring charges	(325)	(1,379)
Accrued and other liabilities	(8,631)	(2,715)
Unrecognized tax benefits	207	627
Deferred compensation obligation	332	333
Restricted annuity contract	(86)	(87)

Net cash provided by (used in) continuing operations	(9,478)	(2,351)
Net cash provided by (used in) discontinued operations	2,840	1,737

Net cash provided by (used in) operating activities	(6,638)	(614)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(5,499)	(2,042)
Additions to intangible rights and software development	(633)	(551)
Acquisitions	(4,413)	(800)
Proceeds from sale of property, plant and equipment	13	11
Discontinued operations investing activities	(308)	(397)

Net cash provided by (used in) investing activities	(10,840)	(3,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	5,000	0
Proceeds from sale-leaseback transactions	0	605
Payments on capital lease obligations	(756)	(716)
Proceeds from stock option and warrant exercises, net of shares tendered	1,267	357

Net cash provided by (used in) financing activities	5,511	246

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,967)	(4,147)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	20,169	24,316

CASH AND CASH EQUIVALENTS AT END OF PERIOD	8,202	20,169

Non-GAAP Pro-forma Financial Measures:
Our references to our fourth quarter and full year 2009 and 2010 “Non-GAAP Pro-forma” financial measures of revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed above and shown below constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show our results if our Southern Flow subsidiary was not reported as a discontinued operation for the periods discussed and shown in this report.
We believe providing non-GAAP measures which show our pro-forma results with Southern Flow results as they would have been reported if the business was not discontinued and sold is a valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our fourth quarter and full year 2010 operating performance with the same consistent financial context as the business was managed and evaluated throughout the 2010 fiscal year. However, because our Southern Flow business was sold effective January 1, 2011, these Non-GAAP Pro-forma measures are not indicative of our current or future results.
We believe these Non-GAAP Pro-forma measures also provide meaningful information to investors in terms of enhancing their understanding of our fourth quarter and fiscal year 2010 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis with the way it was reported and evaluated throughout 2010. These Non-GAAP Pro-forma measures also correspond with the way the majority of analysts’ current financial estimates are calculated. Our Non-GAAP Pro-forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

PowerSecure International, Inc.
Non-GAAP Pro-forma Measures
Results of Operations with Southern Flow Operating Results as Continuing

					Non-GAAP Pro-forma with
					Southern Flow Operating
	As Reported		Southern Flow Operating Results		Results as Continuing
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009	2010	2009

Revenue	21,005	25,961	5,494	4,003	26,499	29,964
Cost of sales	12,122	15,845	3,949	2,975	16,071	18,820

Gross Profit	8,883	10,116	1,546	1,028	10,429	11,144

Operating expenses
General and administrative	8,163	7,127	405	413	8,568	7,540
Selling, marketing, and service	1,377	1,162	106	5	1,483	1,167
Depreciation and amortization	743	583	75	75	818	658

Total operating expenses	10,283	8,872	585	493	10,868	9,365

Operating income (loss)	(1,400)	1,244	960	535	(440)	1,779

Other income (expense)
Equity income	747	860			747	860
Management fees	151	138			151	138
Interest income and other income	22	34	9		31	34
Interest expense	(162)	(144)			(162)	(144)

Income (loss) before income taxes	(642)	2,132	969	535	327	2,667
Income tax benefit (provision)	(51)	78	(12)	(558)	(63)	(480)

Net income (loss) from continuing operations	(693)	2,210	957	(23)	264	2,187

Discontinued operations — income from operations (net of tax)	956	(23)	n/a	n/a	n/a	n/a
Discontinued operations — gain on sale (net of tax)	0	0	n/a	n/a	n/a	n/a

Net income (loss)	263	2,187	957	(23)	264	2,187
Net income attributable to noncontrolling interest	168	(598)			168	(598)

Net income (loss) attributable to PowerSecure International, Inc.	431	1,589	957	(23)	432	1,589

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	(525)	1,612	n/a	n/a	432	1,589
Income from discontinued operations (net of tax)	956	(23)	n/a	n/a	0	0

Net income (loss) attributable to PowerSecure International, Inc.	431	1,589	n/a	n/a	432	1,589

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.03)	0.09	0.05	0.00	0.02	0.09

Diluted	(0.03)	0.09	0.05	0.00	0.02	0.09

Discontinued Operations
Basic	0.05	0.00	n/a	n/a	n/a	n/a

Diluted	0.05	0.00	n/a	n/a	n/a	n/a

Net Income
Basic	0.02	0.09	0.05	0.00	0.02	0.09

Diluted	0.02	0.09	0.05	0.00	0.02	0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,701	17,232	18,701	17,232	18,701	17,232

Diluted	18,701	17,701	18,701	17,701	18,701	17,701

PowerSecure International, Inc.
Non-GAAP Pro-forma Measures
Results of Operations with Southern Flow Operating Results as Continuing

					Non-GAAP Pro-forma with
					Southern Flow Operating
	As Reported		Southern Flow Operating Results		Results as Continuing
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009	2010	2009

Revenue	97,514	85,426	19,380	17,114	116,894	102,540
Cost of sales	62,220	54,231	14,196	12,784	76,416	67,015

Gross Profit	35,294	31,195	5,184	4,330	40,478	35,525

Operating expenses
General and administrative	29,339	24,169	2,024	1,882	31,363	26,051
Selling, marketing, and service	5,154	3,927	272	37	5,426	3,964
Depreciation and amortization	2,754	2,144	296	276	3,050	2,420

Total operating expenses	37,247	30,240	2,592	2,195	39,839	32,435

Operating income (loss)	(1,953)	955	2,592	2,135	639	3,090

Other income (expense)
Equity income	3,182	2,167			3,182	2,167
Management fees	583	447			583	447
Interest income and other income	99	161	17		116	161
Interest expense	(619)	(607)			(619)	(607)

Income (loss) before income taxes	1,292	3,123	2,609	2,135	3,901	5,258
Income tax benefit (provision)	(526)	(331)	(65)	(622)	(591)	(953)

Net income (loss) from continuing operations	766	2,792	2,544	1,513	3,310	4,305

Discontinued operations — income from operations (net of tax)	2,543	1,513	n/a	n/a	n/a	n/a
Discontinued operations — gain on sale (net of tax)	0	0	n/a	n/a	n/a	n/a

Net income (loss)	3,309	4,305	2,544	1,513	3,310	4,305
Net income attributable to noncontrolling interest	153	(1,512)			153	(1,512)

Net income (loss) attributable to PowerSecure International, Inc.	3,462	2,793	2,544	1,513	3,463	2,793

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	919	1,280	n/a	n/a	3,463	2,793
Income from discontinued operations (net of tax)	2,543	1,513	n/a	n/a	0	0

Net income (loss) attributable to PowerSecure International, Inc.	3,462	2,793	n/a	n/a	3,463	2,793

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.05	0.07	0.14	0.09	0.19	0.16

Diluted	0.05	0.07	0.14	0.09	0.19	0.16

Discontinued Operations
Basic	0.14	0.09	n/a	n/a	n/a	n/a

Diluted	0.14	0.09	n/a	n/a	n/a	n/a

Net Income
Basic	0.19	0.16	0.14	0.09	0.19	0.16

Diluted	0.19	0.16	0.14	0.09	0.19	0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,133	17,177	18,133	17,177	18,133	17,177

Diluted	18,603	17,343	18,603	17,343	18,603	17,343

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